                                                                   Exhibit 99.1

                               Joint Filing Agreement

        In accordance with Rule 13d-1(k) promulgated under the U.S. Securities
Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of all filings on any Form 3, Form 4, Form 5 or a statement on Schedule 13D or
Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the U.S. Securities Exchange Act of 1934, as amended, with respect to the shares of common stock, par value $0.01 per share, of Montauk
Renewables, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to all such Filings. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of
February 3, 2022.

                         JOHN A. COPELYN

                         By:   /s/ John A. Copelyn
                               -----------------------------------------------
                               Name: John A. Copelyn

                         CIRCUMFERENCE ENERGY HOLDINGS LP

                         By: Circumference Energy Holdings GP, LLC, its General
                         Partner

                         By:   /s/ John A. Copelyn
                               -----------------------------------------------
                               Name:  John A. Copelyn
                               Title: Sole Manager and Chief Executive Officer